UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Rekor Systems, Inc. (the “Company”) has become aware of significant accumulation of its common stock held through a single participant of the Depository Trust Company (“DTC”). Based on information available to the Company, this accumulation represents approximately 14% of the Company’s outstanding common stock as of March 28, 2025. Based on the Company’s investigation, the accumulation appears to have started in late December 2024 and has continued to date.

The Company is unable to determine at this time whether the accumulated shares are held by a single beneficial owner, a group of beneficial owners acting in concert, or multiple unrelated holders through the DTC participant. To date, to the Company’s knowledge, no beneficial ownership reports on Schedules 13D or 13G, no quarterly portfolio holdings reports on Form 13F, nor any Section 16 filings on Forms 3, 4, or 5 have been filed with the Securities and Exchange Commission (“SEC”) in connection with the aforementioned accumulation. Under SEC regulations, a person or group acquiring beneficial ownership of more than 5% of a voting class of the Company’s equity securities is generally required to file a Schedule 13D or 13G within specified timeframes, certain institutional investment managers holding voting power or investment discretion over such securities are required to file a Form 13F quarterly, and certain insiders are required to file Section 16 reports for transactions involving the Company’s securities.

The Company has notified the SEC and the Financial Industry Regulatory Authority (“FINRA”) to request their assistance in reviewing this matter to determine whether any required disclosures have not been made. The Company is cooperating fully with any inquiries and will continue to monitor the situation closely.

The Company believes this information may be material to its stockholders as it could indicate significant ownership interest or potential changes in control, although no definitive conclusions can be drawn at this time. The Company is committed to transparency if and when additional material information becomes available.

This disclosure is being made voluntarily to inform stockholders and the public of the facts as currently known to the Company. The Company cautions that it has no further details regarding the intentions of the holder(s) of these shares, and stockholders should not assume that any particular transaction or outcome is imminent.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the potential significance of the stock accumulation, the possibility of changes in control, and the Company’s plans to monitor the situation or provide future updates, are forward-looking statements. These statements are based on information available to the Company as of the date hereof and are subject to significant risks and uncertainties that could cause actual outcomes to differ materially from those expressed or implied. Such risks include, but are not limited to, the unknown identity or intentions of the party(ies) accumulating the Company’s common stock, the results of any regulatory inquiries, and changes in market or legal conditions. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: April 14, 2025	/s/ Eyal Hen
Name: Eyal Hen Title: Chief Financial Officer